     As filed with the Securities and Exchange Commission on June 17, 1997.
                                                     Registration No. 333-______
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              MICHAELS STORES, INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                75-1943604
       (State or other jurisdiction                   (I.R.S. Employer
     of incorporation or organization)               Identification No.)

                             8000 BENT BRANCH DRIVE
                               IRVING, TEXAS 75063
                                 P.O. BOX 619566
                              DFW, TEXAS 75261-9566
                                 (972) 409-1300
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 ---------------

                               R. MICHAEL ROULEAU
                             Chief Executive Officer
                              Michaels Stores, Inc.
                             8000 Bent Branch Drive
                              Irving, Texas  75063
                                 (972) 409-1300

                     (Name, address, including zip code, and
                     telephone number, including area code,
                              of agent for service)

                                 ---------------

                                 With copies to:

          MARK V. BEASLEY, ESQ.             ROBERT L. ESTEP, ESQ.
          Michaels Stores, Inc.          Jones, Day, Reavis & Pogue
         8000 Bent Branch Drive           2300 Trammell Crow Center
           Irving, Texas 75063                2001 Ross Avenue
             (972) 409-1300                  Dallas, Texas 75201
                                               (214) 220-3939

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
    / / _______________.

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________.

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                            Proposed     Proposed
                                             Maximum      Maximum
Title of                      Amount        Offering     Aggregate    Amount of
Securities to                 to be         Price per    Offering   Registration
be Registered              Registered (1)   Share (2)    Price (2)     Fee (2)
--------------------------------------------------------------------------------
Common Stock, par value
 $0.10 per share ........   1,450,000        $20.75     $24,230,000    $7,343
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
1. Represents (i) 940,000 shares to be offered and sold by Michaels Stores, Inc. (the "Company"), 740,000 of which are issuable upon exercise of options available for grant under the Michaels Stores, Inc. Amended and Restated 1994 Non-Statutory Stock Option Plan (the "Plan"), and the remaining 200,000 of which are issuable upon exercise of options granted to R. Michael Rouleau pursuant to the provisions of the Michaels Stores, Inc. Stock Option Agreement dated June 6, 1997 (the "Agreement"), between the Company and R. Michael Rouleau, and (ii) 510,000 additional shares acquired or to be acquired by such persons or permitted transferees (collectively, the "Selling Stockholders") upon exercise of options granted under the Plan or the Agreement and which may be offered and sold from time to time by such Selling Stockholders. Pursuant to Rule 416, there are also registered hereunder such indeterminate number of additional shares as may become subject to awards under the Plan and the Agreement as a result of the antidilution provisions contained therein.
2. The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon, in the case of options previously granted, the stated exercise price of such options, and, in the case of options still available for grant and shares being registered for resale, the average of the reported high and low sale prices of shares of the Common Stock on the Nasdaq National Market System on June 13, 1997.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                   Subject to Completion, Dated June 17, 1997

PROSPECTUS

                                1,450,000 SHARES

                              MICHAELS STORES, INC.

                                  Common Stock

          This Prospectus relates to the offer and sale by Michaels Stores, Inc. ("Michaels" or the "Company") of up to 940,000 shares (the "Primary Shares") of the Company's common stock, par value $0.10 per share (the
"Common Stock"), 740,000 of which are issuable by the Company upon exercise of options (the "1994 Options") to be granted from time to time to eligible persons pursuant to the provisions of the Michaels Stores, Inc. Amended and Restated 1994 Non-Statutory Stock Option Plan (the "Plan"), and the remaining 200,000 of which are issuable by the Company upon the exercise of options
(the "Rouleau Options") granted to R. Michael Rouleau ("Rouleau") pursuant to the provisions of the Michaels Stores, Inc. Stock Option Agreement, dated
June 6, 1997 (the "Agreement"), between the Company and Rouleau (the 1994 Options and the Rouleau Options are referred to herein as the "Options"), and the subsequent offer and resale of such Shares from time to time by certain of such persons or permitted transferees (collectively, the "Selling Stockholders"). In addition, this Prospectus relates to such indeterminate number of additional shares of Common Stock as may become subject to awards under the Plan and the Agreement as a result of the antidilution provisions contained therein. This Prospectus also relates to the offer and sale by the Selling Stockholders listed herein of up to 510,000 additional shares (together with the Primary Shares, the "Shares"), acquired or to be acquired by such Selling Stockholders upon the exercise of other options granted pursuant to the Plan or the Agreement, which may be offered and sold from time to time by such Selling Stockholders.

          Sales by the Selling Stockholders may be made through the Nasdaq National Market System, on one or more exchanges, in the over the counter market, or in negotiated transactions, in each case at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. Upon any sale of the Shares offered hereby, the Selling Stockholders and participating agents, brokers or dealers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such securities may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution."

          The Common Stock is quoted on the Nasdaq National Market System under the symbol "MIKE." On June 16, 1997, the closing price of the Common Stock on the Nasdaq National Market System was $20.625. The Company will pay all expenses in connection with this offering, which are estimated to be approximately $23,000.

                                    ----------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                   OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------


                  The date of this Prospectus is June __, 1997.

                              AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the public reference facilities maintained by the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and that is located at http://www.sec.gov. The Company's Common Stock is quoted on the Nasdaq National Market. Copies of such reports and other information can also be inspected at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006.

    This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act relating to the securities issuable pursuant to the Plan and the Agreement offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Company hereby incorporates by reference into this Prospectus (i) the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 1997, (ii) the Company's Quarterly Report on Form 10-Q for the period ended May 3, 1997, and (iii) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (Commission File No. 0-11822), filed August 30, 1991.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering made hereby, shall be deemed incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such reports.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). Requests should be directed to the General Counsel of the Company at 8000 Bent Branch Drive, Irving, Texas 75063 (telephone: (972) 409-1300).

                                   THE COMPANY

    The Company is the nation's largest retailer dedicated to serving the arts, crafts and decorative items marketplace. The Company's Michaels stores offer a wide selection of competitively priced items, including general crafts, home decor items, picture framing materials and services, art and hobby supplies, party supplies, silk and dried flowers, wearable art and seasonal and holiday merchandise. Since March 1995, when the

Company acquired Aaron Brothers Holdings, Inc., the Company has also operated the Aaron Brothers specialty framing and art supply stores located primarily in California. The Company's principal executive offices are located at 8000 Bent Branch Drive, Irving, Texas 75063, and the Company's telephone number at such address is (972) 409-1300.

                                 USE OF PROCEEDS

    The proceeds from the issuance of the Shares upon exercise of Options will be added to the Company's funds and used for general corporate purposes. The Company will not receive any of the proceeds from the sale of Shares by the Selling Stockholders.

                              SELLING STOCKHOLDERS

    This Prospectus covers the purchase from the Company of an aggregate of up to 940,000 Primary Shares plus such indeterminate number of additional shares of Common Stock as may become subject to awards under the Plan and the Agreement as a result of the antidilution provisions contained therein, by the holders of Options upon the exercise thereof in accordance with their terms and the subsequent offer and resale of Shares previously acquired or to be acquired by certain holders of Options upon the exercise thereof.

    Pursuant to the provisions of the Plan, the Board of Directors of the Company (the "Board") and/or the 1994 Non-Statutory Plan Committee of the Board (the "1994 Non-Statutory Plan Committee") will, among other things, determine from time to time (i) the individuals, from among the full-time employees and key advisors, including directors, of the Company and its subsidiaries, to whom 1994 Options will be granted, (ii) the number of shares of Common Stock to be covered by each 1994 Option (provided the maximum aggregate number of shares of Common Stock with respect to which 1994 Options may be granted to any participant under the Plan may not exceed 50% of the total number of shares of Common Stock that may be issued from time to time under the Plan), and (iii) the purchase price of Common Stock subject to each 1994 Option, which may not be less than the fair market value of the Common Stock on the date of grant. Unless sooner terminated by action of the Board, the Plan terminates on December 31, 2014, and no 1994 Options may be granted pursuant to the Plan after such date.

    Pursuant to the Agreement, the Company granted the Rouleau Options to Rouleau. The Rouleau Options and all rights incident thereto terminate on April 1, 2000.

    The following table sets forth certain information as of May 31, 1997, with respect to Selling Stockholders who currently hold Options to purchase Shares, including any positions, offices or other material relationships of certain Selling Stockholders with the Company. The Company is unaware of whether the Selling Stockholders listed below presently intend to sell the Shares they may acquire upon exercise of Options. The Company in the future may grant additional Options to the persons listed below and to persons other than those listed below whose subsequent sale of Shares will be covered by this Prospectus, which, in such case, will be supplemented.

                                COMMON STOCK              NUMBER OF         COMMON STOCK
                                  OWNERSHIP               SHARES OF          OWNERSHIP
                           PRIOR TO OFFERING (1)(2)     COMMON STOCK     AFTER OFFERING (2)
                           ------------------------    --------------    ------------------
  NAME AND POSITION          NUMBER    PERCENTAGE      OFFERED HEREBY    NUMBER  PERCENTAGE
------------------------   ---------   ------------    --------------    ------  ----------
Yurta Faf Limited (3)       100,000        *              100,000             0      *

Soulieana Limited (4)        50,000        *               50,000             0      *

Dortmund Limited (5)         30,000        *               30,000             0      *

Donald R. Miller, Jr. (6)   174,366        *               30,000       144,366      *
  Managing Director and
  Vice President - Market
  Development

R. Michael Rouleau (7)      514,879       1.9%            500,000        14,879      *
  President and
  Chief Executive Officer

 * Less than 1% of class.


(1) Based on ownership as of May 31, 1997. Persons holding shares of Common Stock pursuant to the Michaels Stores, Inc. Employees 401(k) Plan (the "401(k) Plan") generally have sole voting power, and investment power with respect to such shares.

(2) Based on 26,045,753 shares of Common Stock issued and outstanding as of May 31, 1997.

(3) Includes 100,000 Shares to be acquired upon exercise of 1994 Options granted under the Plan, all of which are presently exercisable. The Selling Stockholder named in the table is an Isle of Man entity owned by an irrevocable trust of which Sam Wyly and his family are included among the discretionary beneficiaries. Sam Wyly is Managing Director and Chairman of the Board of Directors of the Company.

(4) Includes 50,000 Shares to be acquired upon exercise of 1994 Options granted under the Plan, all of which are presently exercisable. The Selling Stockholder named in the table is an Isle of Man entity owned by an irrevocable trust of which Charles J. Wyly, Jr. and his family are included among the discretionary beneficiaries. Charles J. Wyly, Jr. is Managing Director and Vice Chairman of the Board of Directors of the Company.

(5) Includes 30,000 Shares to be acquired upon exercise of 1994 Options granted under the Plan, all of which are presently exercisable. The Selling Stockholder named in the table is an Isle of Man entity owned by an irrevocable trust of which Evan Wyly and his family are included among the discretionary beneficiaries. Evan Wyly is a Managing Director of the Company.

(6) Includes 30,000 Shares to be acquired upon exercise of 1994 Options granted under the Plan, all of which are presently exercisable and 129,250 Shares to be acquired upon exercise of options granted under other stock option plans of the Company. Also includes 187 Shares held of record by Mr. Miller's wife and 10,929 shares of Common Stock held pursuant to the 401(k) Plan.

(7) Includes 500,000 Shares to be acquired upon exercise of the Non-Plan Options granted under the Agreement, 300,000 of which are presently exercisable and 100,000 of which become exercisable on each of April 2, 1998, and April 2, 1999. Also includes 1,879 shares of Common Stock held pursuant to the 401(k) Plan.

                      1994 NON-STATUTORY STOCK OPTION PLAN

GENERAL

   A copy of the Plan has been filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part. The summaries of certain provisions of the Plan do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Plan, including the definitions therein of certain terms. Copies of the Plan and additional information regarding the Plan and the Plan's administrators may be obtained by contacting the Company. See "Incorporation of Certain Documents by Reference." Capitalized terms not otherwise defined below or elsewhere in this Prospectus have the meanings given to such terms in the Plan.

PURPOSE AND ADOPTION

   The Plan is intended to provide employees and key advisors with a proprietary interest in the Company and its subsidiaries in order to (a) increase the interest in the Company's welfare of those employees and key advisors who share primary responsibility for the management, growth and protection of the business of the Company, (b) recognize the contributions made by certain employees and key advisors to the Company's growth during its development stage, (c) furnish an incentive to such employees and key advisors to continue their services for the Company, and (d) provide a means through which the Company may attract able persons to engage as employees and key advisors. The 1994 Non-Statutory Plan Committee adopted the Plan effective as of March 31, 1994, subject to the approval of the shareholders of the Company. The shareholders approved the adoption of the Plan at the annual meeting of shareholders held May 24, 1994. The Plan was amended and restated effective as of September 17, 1996.

SHARES COVERED

   As of June 12, 1997, the total number of shares of Common Stock available for issuance under the Plan was 950,000 and 1994 Options exercisable for 740,000 of such shares had been granted, resulting in Options for 210,000 shares being available for grant as of such date.

OPTIONS

   The Plan authorizes the grant of 1994 Options to purchase shares of Common Stock that are not intended to qualify as incentive stock options under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and which permit a participant to benefit from increases in the value of shares of Common Stock above a predetermined purchase price per share. The 1994 Options are more fully described under "-- Description of Awards" below.

ADMINISTRATION

   The Plan is administered by the 1994 Non-Statutory Plan Committee and the Board, which have the authority to determine from time to time the individuals to whom 1994 Options will be granted; to determine the number of shares to be covered by each 1994 Option; to determine the time or times at which 1994 Options will be granted; to interpret the provisions of the Plan and the instruments by which 1994 Options will be evidenced; to make, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the instruments by which 1994 Options will be evidenced; to modify or amend any 1994 Option agreement or waive any conditions or restrictions applicable to any 1994 Option or the exercise thereof; and to make all other determinations necessary or advisable for the administration of the Plan; PROVIDED that the 1994 Non-Statutory Plan Committee has exclusive authority with respect to 1994 Options intended to comply with Section 162(m) of the Code. All of the members of the 1994 Non-Statutory Plan Committee, which may not be comprised of less than two members, are intended to qualify as "outside directors" within the meaning of
Section 162(m) of the Code and as "Non-Employee Directors" within the meaning of Rule 16b-3 under the Exchange Act.

   Any determination or interpretation by the 1994 Non-Statutory Plan Committee or the Board, as applicable, will be final and conclusive; PROVIDED that in the event the 1994 Non-Statutory Plan Committee and the Board disagree with respect to such interpretation or determination, the Board's interpretation or determination will be final and conclusive.

ELIGIBILITY

   Full-time employees and key advisors, including officers and directors, of the Company are eligible to receive grants of 1994 Options.

TRANSFERABILITY

   1994 Options granted under the Plan may be transferred by the holder thereof upon five days prior written notice to the Company, subject to such transfer restrictions, if any, as may be set forth in the individual option agreement pursuant to a determination of the 1994 Non-Statutory Plan Committee or the Board, as applicable.

ADJUSTMENTS

   The 1994 Non-Statutory Plan Committee or the Board may adjust the number of shares available for 1994 Options, the number of shares of Common Stock subject to and the exercise price of 1994 Options granted under the Plan to effect a change in capitalization of the Company, such as a stock dividend, stock split, reverse stock split, share combination, exchange of shares, merger, consolidation, reorganization, liquidation or the like, of or by the Company.

NONQUALIFIED AND UNFUNDED

   The Plan is unfunded and does not give participants any rights that are superior to those of the Company's general creditors. The Plan is not subject to the provisions of ERISA and is not qualified under Section 401(a) of the Code.

CONTINUATION AND TERMINATION OF EMPLOYMENT OR ADVISOR RELATIONSHIP

   The Plan and any 1994 Option granted under the Plan do not confer upon any Plan participant any right to be employed or to continue employment in the Company.

TERMINATION AND AMENDMENT

   Unless sooner terminated by action of the Board or, if the Board has specifically delegated its authority to terminate the Plan to the 1994 Non-Statutory Plan Committee, by the 1994 Non-Statutory Plan Committee, the Plan will terminate on December 31, 2014. The Plan may be amended, altered or discontinued by the Board or, if the Board has delegated this authority to the 1994 Non-Statutory Plan Committee, by the 1994 Non-Statutory Plan Committee, without approval of the Company's shareholders. In the event any law, or any rule or regulation issued or promulgated by the Internal Revenue Service, the Commission, the National Association of Securities Dealers, Inc., any stock exchange upon which the Common Stock is listed for trading, or any other governmental or quasi-governmental agency having jurisdiction over the Company, the Common Stock or the Plan requires the Plan to be amended, the Plan will be amended at that time and all 1994 Options then outstanding will be subject to such amendment.

DESCRIPTION OF AWARDS

   The Plan does not specify a maximum term for 1994 Options granted thereunder. The maximum aggregate fair market value (determined at the time the 1994 Option is granted) of the Common Stock for which any Plan participant may be granted 1994 Options in any calendar year shall be determined by the Board or the 1994 Non-Statutory Plan Committee, as applicable, in its discretion; PROVIDED, HOWEVER, the maximum aggregate number of shares of Common Stock with respect to which 1994 Options may be granted to any participant in the Plan during the term of the Plan shall not exceed 50% of the total number of shares of Common Stock that may be issued from time to time under the Plan.

   The purchase price of Common Stock subject to a 1994 Option granted pursuant to the Plan shall be no less than the fair market value of the Common Stock on the date of grant. Payment for Common Stock purchased upon the exercise of a 1994 Option may be made in cash, in shares of Common Stock then owned by the Plan participant, with a promissory note, or in any other form of valid consideration, or a combination of any of the foregoing, as required or approved by the Board or the 1994 Non-Statutory Plan Committee, as applicable, in its discretion.

FEDERAL INCOME TAX CONSEQUENCES

   The following summary of certain federal income tax consequences of the grant or award of 1994 Options under the Plan is based on the Code, as amended to date, applicable proposed and final Treasury Regulations, judicial authority and current administrative rulings and practice, all of which are subject to change. This summary does not attempt to describe all of the possible tax consequences that could result from the acquisition, holding, exercise or disposition of a 1994 Option or the shares of Common Stock purchased thereunder.

   1994 Options granted under the Plan are intended to be nonqualified stock options. Nonqualified stock options generally will not result in any taxable income to the optionee at the time of the grant, but the holder thereof will realize ordinary income at the time of exercise of the 1994 Options if the shares are not subject to any substantial risk of forfeiture (as defined in Section 83 of the Code). Under such circumstances, the amount of ordinary income is measured by the excess of the fair market value of the optioned shares at the time of exercise over the exercise price. An optionee's tax basis in shares acquired upon the exercise of nonqualified stock options is generally equal to the exercise price plus any amount treated as ordinary income. If the exercise price of a nonqualified stock option is paid for, in whole or in part, by the delivery of shares of Common Stock previously owned by the optionee ("Previously Acquired Shares"), no gain or loss will be recognized on the exchange of the Previously Acquired Shares for a like number of shares of Common Stock. The optionee's basis in the number of optioned shares received equal to the number of Previously Acquired Shares surrendered would be the same as the optionee's basis in the Previously Acquired Shares. However, the optionee would be treated as receiving ordinary income equal to the fair market value (at the time of exercise) of the number of shares of Common Stock received in excess of the number of Previously Acquired Shares surrendered, and the optionee's basis in such excess shares would be equal to their fair market value at the time of exercise.

   SPECIAL RULES APPLICABLE TO INSIDERS. In limited circumstances where the sale of shares of Common Stock that are received as the result of the exercise of a 1994 Option could subject an officer or director to suit under
Section 16(b) of the Exchange Act, the tax consequences to the officer or director may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the shares received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but not longer than six months.

   GENERAL MATTERS APPLICABLE TO THE COMPANY. To the extent that an optionee recognizes ordinary income in the circumstances described above, the Company would be entitled to a corresponding deduction, provided in general that (i) the amount is an ordinary and necessary business expense and such income meets the test of reasonableness, (ii) the deduction is not disallowed pursuant to the annual compensation limit set forth in Section 162(m) of the Code and (iii) certain statutory provisions relating to so-called "excess parachute payments" do not apply.

   BECAUSE THE TAX CONSEQUENCES TO A PLAN PARTICIPANT MAY VARY DEPENDING ON HIS OR HER INDIVIDUAL CIRCUMSTANCES, EACH PLAN PARTICIPANT SHOULD CONSULT HIS OR HER PERSONAL TAX ADVISOR REGARDING THE FEDERAL AND ANY STATE, LOCAL OR FOREIGN TAX CONSEQUENCES TO HIM OR HER.

                            STOCK OPTION AGREEMENT

GENERAL

   A copy of the Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part. The summaries of certain provisions of the Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement, including the definitions therein of certain terms. Copies of the Agreement and additional information regarding the Agreement may be obtained by contacting the Company. See "Incorporation of Certain Documents by Reference." Capitalized terms not otherwise defined below or elsewhere in this Prospectus have the meanings given to such terms in the Agreement.

PURPOSE AND ADOPTION

   The Agreement is intended to provide Rouleau with a proprietary interest in the Company and its subsidiaries in order to (a) increase his interest in the welfare of the Company with respect to the management, growth and protection of the business of the Company and (b) furnish an incentive to Rouleau to continue his services for the Company. Pursuant to a duly adopted resolution dated June 6, 1997, the Board authorized the Company to issue to Rouleau the Non-Plan Options effective as of April 2, 1996.

SHARES COVERED

   As of June 12, 1997, the total number of shares of Common Stock available for issuance under the Agreement was 500,000 and Rouleau Options exercisable for all 500,000 of such shares had been granted. Rouleau Options exercisable for 300,000 shares are currently exercisable and Rouleau Options exercisable for 100,000 shares become exercisable on each of April 2, 1998 and April 2, 1999. Thus, no Rouleau Options are currently available for grant under the Agreement.

OPTIONS

   The Agreement authorizes the grant of Rouleau Options to purchase shares of Common Stock that are not intended to qualify as incentive stock options under Section 422 of the Code, and which permit a participant to benefit from increases in the value of shares of Common Stock above a predetermined purchase price per share. The Rouleau Options are more fully described under "-- Description of Awards" below.

TRANSFERABILITY

   The Non-Plan Options granted under the Agreement may be transferred by the holder thereof upon five days prior written notice to the Company.

ADJUSTMENTS

   The Board may adjust the number of shares available for the Rouleau Options, the number of shares of Common Stock subject to and the exercise price for each share covered by the unexercised portions of the Rouleau Options granted under the Agreement (but without change in the aggregate exercise price applicable to such unexercised portions of the Rouleau Options) to effect a change in capitalization of the Company, such as a stock dividend, stock split, reverse stock split, share combination, exchange of shares, merger, consolidation, reorganization, liquidation or the like, of or by the Company.

NONQUALIFIED AND UNFUNDED

   The Agreement is unfunded and does not give participants any rights that are superior to those of the Company's general creditors. The Agreement is not subject to the provisions of ERISA and is not qualified under Section 401(a) of the Code.

CONTINUATION AND TERMINATION OF EMPLOYMENT OR ADVISOR RELATIONSHIP; TERMINATION OF OPTIONS.

   The Agreement and the Rouleau Options granted under the Agreement do not confer upon the holder of the Rouleau Options any right to be employed or to continue employment in the Company. The Rouleau Options will terminate on April 1, 2000.

DESCRIPTION OF AWARDS

   The purchase price of Common Stock subject to the Rouleau Options granted pursuant to the Agreement is $12.50 per share. Payment for Common Stock purchased upon the exercise of the Rouleau Options may be made in cash, in shares of Common Stock then owned by the holder(s) of the Rouleau Options, with a promissory note, or in any other form of valid consideration, or a combination of any of the foregoing.

FEDERAL INCOME TAX CONSEQUENCES

   The following summary of certain federal income tax consequences of the grant or award of the Rouleau Options under the Agreement is based on the Code, as amended to date, applicable proposed and final Treasury Regulations, judicial authority and current administrative rulings and practice, all of which are subject to change. This summary does not attempt to describe all of the possible tax consequences that could result from the acquisition, holding, exercise or disposition of the Rouleau Options or the shares of Common Stock purchased thereunder.

   The Rouleau Options granted under the Agreement are intended to be nonqualified stock options. Nonqualified stock options generally will not result in any taxable income to the optionee at the time of the grant, but the holder thereof will realize ordinary income at the time of exercise of the Rouleau Options if the shares are not subject to any substantial risk of forfeiture (as defined in Section 83 of the Code). Under such circumstances, the amount of ordinary income is measured by the excess of the fair market value of the optioned shares at the time of exercise over the exercise price. An optionee's tax basis in shares acquired upon the exercise of nonqualified stock options is generally equal to the exercise price plus any amount treated as ordinary income. If the exercise price of a nonqualified stock option is paid for, in whole or in part, by the delivery of shares of Common Stock previously owned by the optionee ("Previously Acquired Shares"), no gain or loss will be recognized on the exchange of the Previously Acquired Shares for a like number of shares of Common Stock. The optionee's basis in the number of optioned shares received equal to the number of Previously Acquired Shares surrendered would be the same as the optionee's basis in the Previously Acquired Shares. However, the optionee would be treated as receiving ordinary income equal to the fair market value (at the time of exercise) of the number of shares of Common Stock received in excess of the number of Previously Acquired Shares surrendered, and the optionee's basis in such excess shares would be equal to their fair market value at the time of exercise.

   SPECIAL RULES APPLICABLE TO INSIDERS. In limited circumstances where the sale of shares of Common Stock that are received as the result of the exercise of the Rouleau Options could subject an officer or director to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer or director may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the shares received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but not longer than six months.

   GENERAL MATTERS APPLICABLE TO THE COMPANY. To the extent that an optionee recognizes ordinary income in the circumstances described above, the Company would be entitled to a corresponding deduction, provided in general that (i) the amount is an ordinary and necessary business expense and such income meets the test of reasonableness, (ii) the deduction is not disallowed pursuant to the annual compensation limit set forth in Section 162(m) of the Code and (iii) certain statutory provisions relating to so-called "excess parachute payments" do not apply.

   BECAUSE THE TAX CONSEQUENCES TO A HOLDER(S) OF THE ROULEAU OPTIONS, OR ANY PORTION THEREOF, MAY VARY DEPENDING ON HIS OR HER INDIVIDUAL CIRCUMSTANCES, THE HOLDER(S) OF THE ROULEAU OPTIONS, OR ANY PORTION THEREOF, SHOULD CONSULT HIS OR HER PERSONAL TAX ADVISOR REGARDING THE FEDERAL AND ANY STATE, LOCAL OR FOREIGN TAX CONSEQUENCES TO HIM OR HER.

                              PLAN OF DISTRIBUTION

   The Shares may be issued to the Selling Stockholders from time to time by the Company upon exercise of Options. The Shares may be sold or otherwise disposed of from time to time by any of the Selling Stockholders in one or more transactions through any one or more of the following: (i) to purchasers directly, (ii) in ordinary brokerage transactions and transactions in which the broker solicits purchasers, (iii) through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders or from the purchasers of the Shares for whom they may act as agent, (iv) the pledge of the Shares as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the Shares or interests therein, (v) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, (vi) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction and (vii) an exchange distribution in accordance with the rules of such exchange, or in transactions in the over the counter market including, without limitation, the Nasdaq National Market System. Such sales may be made at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. The Selling Stockholders or such successors in interest, and any underwriters, brokers, dealers or agents that participate in the distribution of the Shares, may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any of the Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

   The Company will pay all of the expenses incident to the offering hereby and sale of the Shares to the public other than underwriting discounts or commissions, brokers' fees and the fees and expenses of any counsel to the Selling Stockholders related thereto.

                                  LEGAL MATTERS

   Certain legal matters in connection with the validity of the Common Stock offered hereby have been passed upon for the Company by Jones, Day, Reavis & Pogue, Dallas, Texas. Michael C. French, a consultant to Jones, Day, Reavis & Pogue, is a director of the Company.

                                    EXPERTS

   The consolidated financial statements of Michaels Stores, Inc. incorporated by reference in the Company's Annual Report (Form 10-K) for the year ended February 1, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated by reference therein and incorporated by reference herein.

Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         FORWARD-LOOKING INFORMATION

   Certain statements contained in this Prospectus (including the documents incorporated by reference herein) which are not historical facts are forward-looking statements that involve risks and uncertainties, including, but not limited to, customer demand and trends in the arts, crafts and decorative items industry, related inventory risks due to shifts in customer demand, the effect of economic conditions, the impact of competitors' locations and pricing, the availability of acceptable real estate locations for new stores, difficulties with respect to new technologies such as point-of-sale systems, supply constraints or difficulties, the results of financing efforts, the effect of the Company's accounting policies and other risks detailed in this Prospectus (including the documents incorporated by reference herein).

NO PERSON HAS BEEN AUTHORIZED IN
CONNECTION WITH THE OFFERING HEREBY
TO GIVE ANY INFORMATION OR TO MAKE
ANY REPRESENTATION NOT CONTAINED IN
THIS PROSPECTUS AND, IF GIVEN OR                          1,450,000 SHARES
MADE, SUCH INFORMATION OR
REPRESENTATION MUST NOT BE RELIED
UPON AS HAVING BEEN AUTHORIZED BY THE
COMPANY.  THIS PROSPECTUS DOES NOT                      MICHAELS STORES, INC.
CONSTITUTE AN OFFER TO SELL OR A
SOLICITATION OF AN OFFER TO BUY ANY
SECURITIES TO ANY PERSON OR BY ANYONE
IN ANY JURISDICTION WHERE SUCH OFFER
OR SOLICITATION WOULD BE UNLAWFUL.                          COMMON STOCK
NEITHER THE DELIVERY OF THIS
PROSPECTUS NOR ANY SALE MADE
HEREUNDER SHALL, UNDER ANY                                   ----------
CIRCUMSTANCES, CREATE ANY IMPLICATION                        PROSPECTUS
THAT THE INFORMATION CONTAINED HEREIN                        ----------
IS CORRECT AS OF ANY DATE SUBSEQUENT
TO THE DATE HEREOF.

          ----------                                        JUNE __, 1997

       TABLE OF CONTENTS

                                     Page
                                     ----
Available Information. . . . . . . .   2

Incorporation of Certain Documents
  by Reference . . . . . . . . . . .   2

The Company. . . . . . . . . . . . .   2

Use of Proceeds. . . . . . . . . . .   3

Selling Stockholders . . . . . . . .   3

1994 Non-Statutory Stock
  Option Plan. . . . . . . . . . . .   5

Stock Option Agreement . . . . . . .   8

Plan of Distribution . . . . . . . .  10

Legal Matters. . . . . . . . . . . .  10

Experts. . . . . . . . . . . . . . .  10

Forward-Looking Information. . . . .  11

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



  ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The estimated expenses to be incurred in connection with the issuance and distribution of the Common Stock covered by this Registration Statement, all of which will be paid by the Registrant, are as follows:

 Registration Fee. . . . . . . . . . . . . . . . .$  7,343
 Printing, Engraving and Filing Expenses . . . . .$  3,000
 Accounting Fees and Expenses. . . . . . . . . . .$  5,000
 Legal Fees and Expenses . . . . . . . . . . . . .$  6,000
 Miscellaneous . . . . . . . . . . . . . . . . . .$  1,657
                                                  --------
 Total . . . . . . . . . . . . . . . . . . . . . .$ 23,000
                                                  ========

  ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers or former directors or officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's certificate of incorporation, bylaws, any agreement or otherwise.

  Reference is made to Article Nine of the Company's Restated Certificate of Incorporation, as amended, which appears as Exhibit 4.1 to this Registration Statement, which provides for indemnification of directors and officers.

  Reference is made to Article IX of the Company's amended Bylaws which appear as Exhibit 4.2 to this Registration Statement, which provides for indemnification of directors and officers.

  In addition, the Company has entered into Indemnity Agreements with certain of its executive officers and directors.

  The Company has procured insurance that purports (i) to insure it against certain costs of indemnification that may be incurred by it pursuant to the provisions referred to above or otherwise and (ii) to insure the directors and officers of the Company against certain liabilities incurred by them in the discharge of their functions as directors and officers except for liabilities arising from their own malfeasance.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

  ITEM 16.  EXHIBITS.

  The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated herein by reference.

 Exhibit
 Number     Description of Exhibit
---------   ----------------------

  4.1       Restated Certificate of Incorporation of the Registrant. (1)

  4.2       Bylaws of the Registrant, as amended and restated. (2)

 Exhibit
 Number     Description of Exhibit
---------   ----------------------

  4.3       Form of Common Stock Certificate. (2)

  5.1       Opinion of Jones, Day, Reavis & Pogue. (3)

 23.1       Consent of Ernst & Young LLP. (3)

 23.2 Consent of Jones, Day, Reavis & Pogue is contained in the opinion filed as Exhibit 5.1 hereto.

 24.1       Power of attorney. (Included on Signature Page hereof.)

 99.1 Michaels Stores, Inc. Amended and Restated 1994 Non-Statutory Stock Option Plan. (4)

 99.2 Form of Michaels Stores, Inc. Stock Option Agreement, dated June 6, 1997, between the Company and R. Michael Rouleau. (3)

---------------

(1) Previously filed as an Exhibit to the Registrant's Registration Statement on Form S-8 (No. 33-54726) and incorporated herein by reference.
(2) Previously filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended January 30, 1994 and incorporated herein by reference.
(3) Filed herewith.
(4) Previously filed as an Exhibit to the Registrant's Registration Statement on Form S-8 (No. 333-21635) and incorporated herein by reference.

  ITEM 17.  UNDERTAKINGS

  The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  provided, however, that paragraphs (1)(i) and (1)(ii) of this Section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the undersigned Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
                                       II-3

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on June 17, 1997.

                                       MICHAELS STORES, INC.

                                       By:        /s/ Bryan M. DeCordova
                                          --------------------------------------
                                                   Bryan M. DeCordova
                                               Executive Vice President -
                                                 Chief Financial Officer

   Each person whose signature appears below authorizes R. Michael Rouleau, Bryan M. DeCordova and Mark V. Beasley, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Registrant and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney may deem appropriate.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

 Signatures                     Title
-----------                     -----

                                        Chairman of the           June 17, 1997
------------------------------        Board of Directors
Sam Wyly

  /s/ Charles J. Wyly, Jr.           Vice Chairman of the         June 17, 1997
------------------------------        Board of Directors
Charles J. Wyly, Jr.

  /s/ R. Michael Rouleau                 President and            June 17, 1997
------------------------------      Chief Executive Officer
R. Michael Rouleau               (Principal Executive Officer)

  /s/ Bryan M. DeCordova           Executive Vice President-      June 17, 1997
------------------------------      Chief Financial Officer
Bryan M. DeCordova                 (Principal Financial and
                                      Accounting Officer)

  /s/ Evan A. Wyly                     Managing Director          June 17, 1997
------------------------------
Evan A. Wyly

  /s/ Donald R. Miller, Jr.          Managing Director and        June 17, 1997
------------------------------       Vice President-Market
Donald R. Miller, Jr.                     Development

  /s/ Michael C. French                Managing Director          June 17, 199
------------------------------
Michael C. French

  /s/ Dr. F. Jay Taylor                     Director              June 17, 199
------------------------------
Dr. F. Jay Taylor

  /s/ Richard E. Hanlon                     Director              June 17, 199
------------------------------
Richard E. Hanlon

                               INDEX TO EXHIBITS
Exhibit
Number      Description of Exhibit
-------     ----------------------
  4.1       Restated Certificate of Incorporation of the Registrant. (1)

  4.2       Bylaws of the Registrant, as amended and restated. (2)

  4.3       Form of Common Stock Certificate. (2)

  5.1       Opinion of Jones, Day, Reavis & Pogue. (3)

 23.1       Consent of Ernst & Young LLP. (3)

 23.2 Consent of Jones, Day, Reavis & Pogue is contained in the opinion filed as Exhibit 5.1 hereto.

 24.1       Power of attorney.  (Included on Signature Page hereof.)

 99.1 Michaels Stores, Inc. Amended and Restated 1994 Non-Statutory Stock Option Plan. (4)

 99.2 Form of Michaels Stores, Inc. Stock Option Agreement, dated June 6, 1997, between the Company and R. Michael Rouleau. (3)

---------------

(1) Previously filed as an Exhibit to the Registrant's Registration Statement on Form S-8 (No. 33-54726) and incorporated herein by reference.
(2) Previously filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended January 30, 1994 and incorporated herein by reference.
(3) Filed herewith.
(4) Previously filed as an Exhibit to the Registrant's Registration Statement on Form S-8 (No. 333-21635) and incorporated herein by reference.

                                       II-5